Exhibit 23(a)



                            November 18, 1996



Gulf Power Company
500 Bayfront Parkway
Pensacola, Florida  32501

Ladies and Gentlemen:

         We hereby consent to the reference to our firm under the caption "Legal Opinions and Experts" in the Prospectus Supplement of Gulf Power Company (the "Company") dated November 6, 1996, relating to $25,000,000 aggregate principal amount of First Mortgage Bonds, 6 1/2% Series due November 1, 2006, and to the filing hereof with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K dated November 6, 1996.

                                                     Very truly yours,



                                                     /s/ Beggs & Lane